RECONSTITUTED SERVICING AGREEMENT

THIS RECONSTITUTED SERVICING AGREEMENT (this “Agreement”), entered into as of the 1st day of September, 2006 by and between LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (the “Seller” or “LBH”), PHH MORTGAGE CORPORATION, f/k/a Cendant Mortgage Corporation, a New Jersey corporation (the “Servicer”) having an office at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, Aurora Loan Services LLC, as master servicer (the “Master Servicer”), and acknowledged by HSBC BANK USA, NATIONAL ASSOCIATION, as trustee (the “Trustee”), recites and provides as follows:

RECITALS

WHEREAS, Lehman Brothers Bank, FSB (the “Bank”) acquired from time to time certain first lien, residential mortgage loans from the Servicer and Bishop’s Gate Residential Mortgage Trust (formerly known as Cendant Residential Mortgage Trust) (“Bishop’s Gate”), which mortgage loans were either originated or acquired by the Servicer or Bishop’s Gate, pursuant to a Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of November 1, 2005, by and among the Bank, as purchaser, the Servicer, as seller and Bishop’s Gate attached hereto at Exhibit B (the “Sale and Servicing Agreement”).

WHEREAS, on or prior to the Closing Date (as defined herein) the Bank and LBH will enter into an Assignment and Assumption Agreement, dated as of September 1, 2006 (the “Assignment and Assumption Agreement”) pursuant to which the Bank will assign all of its rights, title and interest in and to certain of such mortgage loans as identified on Exhibit D hereto (the “Mortgage Loans”) to LBH and LBH will assume all other rights and obligations of the Bank under the Sale and Servicing Agreement to the extent the Sale and Servicing Agreement relates to the Mortgage Loans.

WHEREAS, on or prior to September 29, 2006, the Seller shall convey the Mortgage Loans to Structured Asset Securities Corporation, a Delaware special purpose corporation (“SASCO” or the “Depositor”), which in turn shall convey the Mortgage Loans to the Trustee, pursuant to a trust agreement dated as of September 1, 2006 (the “Trust Agreement”), by and among the Trustee, the Master Servicer, Wells Fargo Bank, N.A., as securities administrator (the “Securities Administrator”) and SASCO, as Depositor.

WHEREAS, the Mortgage Loans are currently being serviced pursuant to the Sale and Servicing Agreement.

WHEREAS, the Seller and the Trustee desire that the Servicer continue to service the Mortgage Loans, and the Servicer has agreed to do so, subject to the rights of the Seller and the Master Servicer to terminate the rights and obligations of the Servicer hereunder as set forth herein and to the other conditions set forth herein;

WHEREAS, the Master Servicer and any successor master servicer shall be obligated, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Trustee, and shall have the right under the conditions specified herein to terminate for cause the rights and obligations of the Servicer under this Agreement.

WHEREAS, the Seller and the Servicer intend that the Trustee be an intended third party beneficiary of this Agreement, so long as the Trust Agreement remains in effect.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Servicer hereby agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used and not defined in this Agreement, including Exhibit A hereto and any provisions of the Sale and Servicing Agreement incorporated by reference herein (regardless of whether such terms are defined in the Sale and Servicing Agreement), shall have the meanings ascribed to such terms in the Trust Agreement.

2. Custodianship. The parties hereto acknowledge that the custodial division of U.S. Bank National Association will act as custodian of the Servicer’s Mortgage Files for the Trustee pursuant to the Trust Agreement.

3. Servicing. The Servicer agrees, with respect to the Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the Sale and Servicing Agreement, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the Sale and Servicing Agreement, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

The Servicer additionally agrees that the Servicer will fully furnish, in accordance with the Fair Credit Reporting Act of 1970, as amended (the “Fair Credit Reporting Act”) and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories) on a monthly basis. In addition, with respect to any Mortgage Loan serviced for a Fannie Mae pool, the Servicer shall transmit full credit reporting data to each of such credit repositories in accordance with Fannie Mae Guide Announcement 95-19 (November 11, 1995), a copy of which is attached hereto as Exhibit F, reporting each of the following statuses, each month with respect to a Mortgage Loan in a Fannie Mae pool: New origination, current, delinquent (30-60-90-days, etc), foreclosed or charged off.

4. Master Servicing; Termination of Servicer. The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Mortgage Loans in accordance with the provisions of this Agreement. The Master Servicer, acting on behalf of the Trustee and the LMT 2006-6 Trust Fund (the “Trust Fund”) created pursuant to the Trust Agreement, shall have the same rights as the Seller as purchaser under the Sale and Servicing Agreement to enforce the obligations of the Servicer under such Sale and Servicing Agreement and the term “Purchaser” as used in the Sale and Servicing Agreement in connection with any rights of the Seller shall refer to the Trust Fund or, as the context requires, the Master Servicer acting in its capacity as agent for the Trust Fund, except as otherwise specified in Exhibit A hereto. The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement, which failure results in an Event of Default as provided in Section 10.01 of the Sale and Servicing Agreement. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer assume any of the obligations of the Seller under the Sale and Servicing Agreement; and in connection with the performance of the Master Servicer’s duties hereunder, the parties and other signatories hereto agree that the Master Servicer shall be entitled to all of the rights, protections and limitations of liability afforded to the Master Servicer under the Trust Agreement.

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5. Compliance with HOEPA. The Servicer is currently in compliance with the Home Ownership and Equity Protection Act (“HOEPA”) and will continue to operate its business in compliance with HOEPA.

6. No Representations. Except as described herein, neither the Servicer nor the Master Servicer shall be obligated or required to make any representations and warranties regarding the characteristics of the Mortgage Loans (other than those representations and warranties made in Section 3.03 of the Sale and Servicing Agreement as of the date thereof) in connection with the transactions contemplated by the Trust Agreement and issuance of the Certificates issued pursuant thereto.

7. Notices. All notices and communications between or among the parties hereto (including any third party beneficiary thereof) or required to be provided to the Trustee shall be in writing and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such notice. Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

All written information required to be delivered to the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

Aurora Loan Services LLC
10350 Park Meadows Drive
Littleton, Colorado 80124
Attention: Jerald W. Dreyer (LMT 2006-6)
Telephone: (720) 945-3422
Facsimile: (720) 945-3123

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All remittances required to be made to the Master Servicer under this Agreement shall be made on a scheduled/scheduled basis to the following wire account:

JPMorgan Chase Bank, National Association
New York, New York
ABA# 021-000-021
Account Name: Aurora Loan Services LLC
Master Servicer Payment Clearance Account
Account Number: 066-611059
Beneficiary: Aurora Loan Services LLC
For further credit to: LMT 2006-6

All notices required to be delivered to the Trustee hereunder shall be delivered to the Trustee at the following address:

HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018
Attention: Corporate Trust & Loan Agency (LMT 2006-6)
Telephone: (212) 525-1367
Facsimile: (212) 525-1300

All notices required to be delivered to the Seller hereunder shall be delivered to the Seller at the following address:

Lehman Brothers Holdings Inc.
745 Seventh Avenue, 7th Floor
New York, New York 10019
Attention: Mortgage Finance, LMT 2006-6
Telephone: (212) 526-7000
Facsimile: (212) 526-8950
Attention: LMT 2006-6

All written information required to be delivered to the Servicer hereunder shall be delivered to the address of its office as set forth in the first paragraph of this Agreement.

8. Acknowledgement. The Servicer hereby acknowledges that the rights and obligations of the Bank under the Sale and Servicing Agreement will be assigned to the Seller on the Closing Date pursuant to the Assignment and Assumption Agreement; that such rights and obligations, as amended by this Agreement will, in turn, be re-assigned by the Seller to SASCO under the Mortgage Loan Sale and Assignment Agreement; and that such rights and obligations will simultaneously be re-assigned by SASCO, as Depositor, to the Trust Fund under the Trust Agreement. The Servicer agrees that the Assignment and Assumption Agreement, the Mortgage Loan Sale and Assignment Agreement and the Trust Agreement will each be a valid assignment and assumption agreement or other assignment document required pursuant to Section 2.05 of the Sale and Servicing Agreement and will constitute a valid assignment and assumption of the rights and obligations of the Bank to the Seller, by the Seller to SASCO, and by SASCO to the Trust Fund, as applicable. In addition, the Trust Fund will make a REMIC election. The Servicer hereby consents to each such assignment and assumption and acknowledges the Trust Fund’s REMIC election.

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9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

10. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

11. Reconstitution. The Seller and the Servicer agree that this Agreement constitutes the Assignment, Assumption and Recognition Agreement required by the Sale and Servicing Agreement.

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Executed as of the day and year first above written.

LEHMAN BROTHERS HOLDINGS INC., as Seller

	By:	/s/ Ellen V. Kiernan
Name: Ellen V. Kiernan Title: Authorized Signatory

PHH MORTGAGE CORPORATION, as Servicer

	By:	/s/ Crissy Judge
Name: Crissy Judge Title: Assistant Vice President

AURORA LOAN SERVICES LLC as Master Servicer

	By:	/s/ Jerald W. Dreyer
Name: Jerald W. Dreyer Title: Vice President

Acknowledged:

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Fernando Acebedo
Name: Fernando Acebedo Title: Vice President

EXHIBIT A

Modifications to the Sale and Servicing Agreement

Unless otherwise specified herein, for purposes of this Agreement, including definitions, relating to (i) representations and warranties of the Purchaser, (ii) the sale and purchase of the Mortgage Loans, (iii) Funding Dates and (iv) Specially Serviced Mortgage Loans, shall be disregarded. The exhibits to the Sale and Servicing Agreement and all references to such exhibits shall also be disregarded.

1.
For reporting purposes, a Mortgage Loan is “delinquent” when any payment contractually due thereon has not been made by the close of business on the Due Date therefor. Such Mortgage Loan is “30 days Delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was first due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days Delinquent” and the second immediately succeeding month and “90 days Delinquent” and the third immediately succeeding month.

2.	A new definition of “Accepted Servicing Practices” is hereby added to Article I as the first definition to read as follows:

Accepted Servicing Practices:  With respect to any Mortgage Loan, those mortgage servicing practices (i) of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and (ii) in accordance with all applicable state, federal and local laws.

3.	The definition of “Business Day” in Article I is hereby amended as follows:

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the States of New York, Colorado, [[Illinois]] and New Jersey are authorized or obligated by law or executive order to be closed.

4.	New definitions of “PHH Servicing Fee” and “PHH Servicing Fee Rate” are hereby added to Article I to immediately follow the definition of “PHH Guide” and to read as follows:

PHH Servicing Fee: With respect to each Mortgage Loan, an amount equal to one-twelfth the product of (a) the General Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. The General Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and REO Disposition proceeds) of such Monthly Payment collected by the Servicer, or as otherwise provided under this Agreement.

PHH Servicing Fee Rate: The rate set forth on the Mortgage Loan Schedule with respect to each Mortgage Loan.

5.	The definition of “Collection Account” is hereby deleted and all references to “Collection Account” herein are hereby replaced with references to “Custodial Account.”

6.	A new definition of “Custodial Account” is hereby added to Article I to immediately follow the definition of “Credit Documents”, to read as follows:

Custodial Account: The separate account or accounts created and maintained pursuant to Section 5.04.

7.	A new definition of “Custodial Agreement” is hereby added to Article I to immediately follow the definition of “Custodial Account” to read as follows:

Custodial Agreement means the Custodial Agreement dated as of September 1, 2006 between the Custodian and the Trustee.

8.	A new definition of “Custodian” is hereby added to Article I to immediately follow the definition of “Custodial Agreement” to read as follows:

Custodian: means U.S. Bank, N.A., and each of its successors in interest, or any successor custodian appointed pursuant to the Custodial Agreement.

9.	The definition of “Cut Off Date” in Article I is hereby amended in its entirety to read as follows:

Cut Off Date: September 1, 2006.

10.	The definition of “Eligible Account” is hereby deleted.

11.	New definitions of “Eligible Deposit Account” and “Eligible Institution” are hereby added to Article I to immediately follow the definition of “Due Period” and to read as follows:

Eligible Deposit Account: An account that is maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution.

Eligible Institution: Any of the following:

(i)	an institution whose:

(A) commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “AA-“ by S&P, if the amounts on deposit are to be held in the account for no more than 365 days; or

(B) commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement. Upon the loss of the required rating set forth in this clause (i)(A) or clause (i)(B), the accounts shall be transferred immediately to accounts which have the required rating. Furthermore, commingling by the Servicer is acceptable at the A-2 rating level if the Servicer is a bank, thrift or depository and provided the Servicer has the capability to immediately segregate funds and commence remittance to an Eligible Deposit Account upon a downgrade; or

(ii) the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

12.	The terms “Environmental Assessment,” “Environmental Conditions Precedent to Foreclosure” and “Environmental Laws” are hereby deleted.

13.	A new definition of “Environmental Problem Property” in Article I is hereby added to immediately follow the definition of “Eligible Institution” and to read as follows:

Environmental Problem Property: A Mortgaged Property or REO Property that is in violation of any environmental law, rule or regulation.

14.	The definition of “Escrow Account” in Article I is hereby amended in its entirety to read as follows:

Escrow Account: The separate account or accounts created and maintained pursuant to Section 5.06.

15.	New definitions of “General Servicing Fee” and “General Servicing Fee Rate” are hereby added to Article I to immediately follow the definition of “Funding Date” and to read as follows:

General Servicing Fee: With respect to each Mortgage Loan, an amount equal to one-twelfth the product of (a) the General Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. The General Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and REO Disposition proceeds) of such Monthly Payment collected by the Servicer, or as otherwise provided under this Agreement.

General Servicing Fee Rate: 0.250% per annum.

16.	The definition of “Monthly Advance” in Article I is hereby amended in its entirety to read as follows:

Monthly Advance: With respect to each Remittance Date and each Mortgage Loan, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Mortgage Loan Remittance Rate) that was due on the Mortgage Loan on the Due Date in the related Due Period, and that (i) was delinquent at the close of business on the related Determination Date and (ii) was not the subject of a previous Monthly Advance, but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Mortgage Loan. To the extent that the Servicer determines that any such amount is not recoverable from collections or other recoveries in respect of such Mortgage Loan, such determination shall be evidenced by a certificate of a Servicing Officer delivered to the Master Servicer setting forth such determination and the procedures and considerations of the Servicer forming the basis of such determination, which shall include a copy of any broker’s price opinion and any other information or reports obtained by the Servicer which may support such determinations.

17.	The definition of “Mortgage Loan Schedule” in Article I is hereby amended in its entirety to read as follows:

Mortgage Loan Schedule: The schedule of Mortgage Loans setting forth certain information with respect to the Mortgage Loans, including the applicable PHH Servicing Fee Rate and the applicable Prepayment Charge, if any, with respect to each Mortgage Loan, which Mortgage Loan Schedule is attached as Exhibit B to this Agreement.

18.	The definition of “Note Rate” in Article I is hereby amended in its entirety to read as follows:

Note Rate: The annual rate of interest borne on a Mortgage Note after giving effect to any applicable Relief Act Reduction.

19.	A new definition of “Opinion of Counsel” is hereby added to Article I to read as follows:

Opinion of Counsel A written opinion of counsel, who may be an employee of the Servicer, that is reasonably acceptable to the Trustee, and the Master Servicer provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel reasonably acceptable to the Trustee, the Master Servicer and the Seller, who (i) is in fact independent of any Seller, the Servicer and any master servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer or any master servicer of the Mortgage Loans or in an affiliate of any such entity and (iii) is not connected with any Seller, the Servicer or any master servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

20.	The definition of “Primary Insurance Policy” is hereby deleted and all references to “Primary Insurance Policy” herein are hereby replaced with references to “PMI Policy.”

21.	New definition of “PMI Policy” is hereby added to Article I to immediately follow the definition of “Pledge Instruments” and to read as follows:

PMI Policy: A policy of primary mortgage guaranty insurance including all endorsements thereto issued by a Qualified Mortgage Insurer, including any Bulk Policy or other primary mortgage insurance policy acquired in respect of the Mortgage Loans, as required by this Agreement or the Trust Agreement with respect to certain Mortgage Loans whether acquired by the Mortgagor, the lender or the Seller on behalf of the Trust Fund.

22.	New definitions of “Prepayment Charge” and Prepayment Charge Schedule” are hereby added to Article I to immediately follow the definition of “Prepaid Monthly Payment” and to read as follows:

Prepayment Charge: With respect to any Mortgage Loan and Remittance Date, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan during the immediately preceding Principal Prepayment Period in accordance with the terms thereof.

Prepayment Charge Schedule: A data field in the Mortgage Loan Schedule which indicates the amount of the Prepayment Charge and the term during which it is imposed with respect to a Mortgage Loan.

23.	The definition of “Prepayment Interest Shortfall Amount” in Article I is hereby amended in its entirety to read as follows:

Prepayment Interest Shortfall Amount: With respect to any Remittance Date, for each Mortgage Loan that was subject to a Principal Prepayment in full or in part during the related Principal Prepayment Period (other than Principal Prepayments relating to a repurchase of the Mortgage Loan by a Seller or any other Person), which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan’s Due Date in the succeeding Principal Prepayment Period, the amount of interest (net the related Servicing Fee for Principal Prepayments in full only) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the last day of the related Principal Prepayment Period.

24.	The definition of “Qualified Mortgage Insurer” in Article I is hereby amended in its entirety to read as follows:

Qualified Mortgage Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

25.	A new definition of “Relief Act Reduction” is hereby added to Article I to immediately follow the definition of “Refinanced Mortgage Loan” and to read as follows:

Relief Act Reduction: With respect to any Mortgage Loan as to which there has been a reduction in the amount of the interest collectible thereon as a result of the application of the Servicemembers Civil Relief Act, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than the interest accrued thereon for the applicable one-month period at the Mortgage Interest Rate without giving effect to such reduction.

26.	A new definition of “REMIC Provisions” is hereby added to Article I to read as follows:

REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

27.	The definition of “REO Property” in Article I is hereby amended by replacing the word “Purchaser” with “Trustee on behalf of the Trust Fund”.

26.	A new definition of “Sarbanes Certifying Party” is hereby added to Article I to immediately follow the definition of “Required Surety Payment” and to read as follows:

Sarbanes Certifying Party: A Person who provides a certification required under the Sarbanes-Oxley Act of 2002 on behalf of the Trust Fund.

27.	New definitions of “Seller Remittance Amount” and “Seller Remittance Rate” are hereby added to Article I to immediately follow the definition of “Seller Information” and to read as follows:

Seller Remittance Amount: With respect to each Due Period and any Mortgage Loan, an amount equal to one-twelfth the product of (a) the Seller Remittance Rate and (b) the outstanding principal balance of the Mortgage Loan as of the related Determination Date. The Seller Remittance Amount with respect to any Due Period shall not be reduced by the amount of any Prepayment Interest Shortfall Amount with respect to the Mortgage Loan. The obligation of the Servicer to pay the Seller Remittance Amount with respect to a Mortgage Loan is limited to, and the Seller Remittance Amount is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and REO Disposition proceeds) of the Monthly Payments collected by the Servicer with respect to such Mortgage Loan, or as otherwise provided herein.

Seller Remittance Rate: With respect to each Mortgage Loan, the difference between the General Servicing Fee Rate and the PHH Servicing Fee Rate.

28.
The definitions of “Servicing Fee” and “Servicing Fee Rate” in Article I are hereby deleted. Unless otherwise indicated herein, references to “Servicing Fee” and Servicing Fee Rate” are hereby replaced with references to “General Servicing Fee” and “General Servicing Fee Rate.”

29.
The parties hereto acknowledge that Section 2.02 (Possession of Mortgage Files) shall be inapplicable to this Agreement, as superseded by the provisions of the Custodial Agreement and the Trust Agreement.

30.
The parties hereto acknowledge that Section 2.05 (Transfer of Mortgage Loans) of the Sale and Servicing Agreement shall be modified to indicate that the Custodian shall prepare and execute at the direction of the Seller any note endorsements in connection with transfer of the Mortgage Loans to the Trust Fund as the owner of the Mortgage Loans and that the Seller shall pay for any fees associated with the preparation and execution of such note endorsements to the Trust Fund.

31.	Section 3.01(7) is hereby replaced in its entirety with the following:

(7) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best of the Seller’s or any Subservicer’s knowledge, threatened, against the Seller or any Subservicer, which, either in any one instance or in the aggregate, if determined adversely to the Seller or any Subservicer would adversely affect the sale of the Mortgage Loans to the Purchaser or the execution, delivery or enforceability of this Agreement or any of the Mortgage Loans or result in any material liability of the Seller or any Subservicer, or draw into question the validity of this Agreement, or have a material adverse effect on the financial condition of the Seller or any Subservicer, or would be likely to impair materially the ability of Seller to perform under the terms of this Agreement.

32.	For purposes of servicing only, the second, third, fourth and fifth paragraphs of Section 3.04 (Repurchase & Substitution) are hereby restated to read as follows:

(2) Within 60 days of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in Section 3.02 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Trustee’s option, assign the Servicer’s rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor Servicer selected by the Master Servicer with the prior consent and approval of the Trustee. Such assignment shall be made in accordance with Section 12.01.

(3) In addition, the Servicer shall indemnify (from its own funds) the Trustee, the Trust Fund, and the Master Servicer and hold each of them harmless against any costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer’s representations and warranties contained in this Agreement. It is understood and agreed that the remedies set forth in this Section 3.04 constitute the sole remedies of the Master Servicer, the Trust Fund, and the Trustee respecting a breach of the foregoing representations and warranties.

(4) Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section 3.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Trustee or Master Servicer to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Trustee or the Master Servicer for compliance with this Agreement.

33.
Section 3.06 is hereby amended by replacing the words “the Purchaser and any Depositor” with “the Trust Fund, the Depositor, the Trustee, the Securities Administrator and the Master Servicer” in each instance.

34.	Section 3.06(1)(vii) is hereby replaced in its entirety with the following:

(vii) there are no affiliations, relationships or transactions relating to a Seller, the Servicer, any Subservicer or any Third-Party Originator with respect to any party listed on Exhibit G-3 hereto of a type described in Item 1119 of Regulation AB.

35.	Section 5.01 is hereby replaced in its entirety with the following:

Section 5.01. Servicer to Service.

The Servicer, as an independent contractor, shall service and administer the related Mortgage Loans from and after the Closing Date and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Trust Fund; provided, however, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Note Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, make a Monthly Advance in accordance with Section 6.03, in an amount equal to the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 6.04. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties; provided, that, upon full release or discharge, the Company shall notify the related Custodian of the related Mortgage Loan of such full release or discharge. Upon the reasonable request of the Servicer, the Trustee shall execute and deliver to the Servicer with any powers of attorney and other documents, furnished to it by the Servicer and reasonably satisfactory to the Trustee, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement; provided that the Trustee shall not be liable for the actions of the Servicer under such powers of attorney. Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Servicer shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension. Notwithstanding anything to the contrary contained in this Agreement, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.

The Servicer shall not without the Trustee’s written consent: (i) initiate any action, suit or proceedings solely under the Trustee’s name without indicating the Servicer’s, representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state. The Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Servicer.

In servicing and administering the Mortgage Loans, the Servicer shall employ procedures (including collection procedures) and exercise the same care that it would employ and exercise in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement.

Except as provided below, the Servicer or any designee of the Servicer shall not waive any Prepayment Charge with respect to any Mortgage Loan. If the Servicer or its designee fails to collect a Prepayment Charge at the time of the related prepayment of any Mortgage Loan subject to such Prepayment Charge, the Servicer shall pay to the Master Servicer at such time (by deposit to the Custodial Account) an amount equal to the amount of the Prepayment Charge not collected; provided, however, that with respect to any Mortgage Loan as to which the original or a copy of the Mortgage Note is not in the Servicer's possession (after the Servicer has used commercially reasonable efforts to obtain the Mortgage Note from the related Custodian), the Servicer shall not have any obligation to pay the amount of any uncollected Prepayment Charge under this Section 3.20 if the failure to collect such amount is the result of inaccurate or incomplete information regarding Prepayment Charges included on the Mortgage Loan Schedule relating to the related Mortgage Loan. With respect to any Mortgage Loan as to which the original or a copy of the Mortgage Note is not in the Servicer's possession (after the Servicer has used commercially reasonable efforts to obtain the Mortgage Note from the related Custodian), the Servicer may rely on the Prepayment Charge data set forth on the related Mortgage Loan Schedule and the Servicer shall not have any liability for any loss resulting from the Servicer's calculation of the Prepayment Charge utilizing the data contained in the related Mortgage Loan Schedule. Notwithstanding the above, the Servicer or its designee may waive (and shall waive, in the case of (ii)(c) below) a Prepayment Charge without paying to the Master Servicer the amount of such Prepayment Charge only if such Prepayment Charge (i) relates to a defaulted Mortgage Loan (defined as 61 days or more delinquent), and such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the amount of such Prepayment Charge and the related Mortgage Loan, or (ii) if the prepayment is not a result of a refinance by the Servicer or any of its affiliates and (a) a default under the Mortgage Loan is reasonably foreseeable and such waiver would maximize recovery of total proceeds taking into account the value of such a prepayment charge and the related Mortgage Loan, (b) the collection of the Prepayment Charge would be in violation of applicable laws or (c) notwithstanding any state or federal law to the contrary, any Prepayment Charge in any instance when a Mortgage Loan is in foreclosure.

36.	Section 5.04 (Establishment of Custodial Account; Deposits in Custodial Account) is hereby amended as follows:

(i)   by amending the first paragraph thereof as follows:

The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “PHH Mortgage Corporation in trust for HSBC Bank USA, National Association, as Trustee for the Lehman Mortgage Trust, Series 2006-6.” The Custodial Account shall be an Eligible Deposit Account established with an Eligible Institution. Any funds deposited in the Custodial Account may be invested in Permitted Investments subject to the provisions of Section 3.11 hereof. Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 3.04. The creation of any Custodial Account shall be evidenced by a letter agreement in the form of Exhibit G-1 hereto. A copy of such certification or letter agreement shall be furnished to the Master Servicer no later than thirty (30) days after the Closing Date in the form of Exhibit G-4 hereto.

(ii)	by replacing each reference to the phrase “Funding Date” in the second paragraph of Section 5.04 with the phrase “Cut-off Date”

(iii)	by adding new clauses (12), (13), (14), (15) and (16) to read as follows:

(12)	all Prepayment Charges;

(13)
with respect to each Principal Prepayment in full or in part, the Prepayment Interest Shortfall Amount, if any, for the month of distribution. Such deposit shall be made from the Servicer’s own funds, without reimbursement therefor up to a maximum amount per month of the General Servicing Fee actually received for such month for the Mortgage Loans;

(14)
any amounts received from the Seller of the Mortgage Loan or any other person giving representations and warranties with respect to the Mortgage Loan, in connection with the repurchase of any Mortgage Loan;

(15)	any amounts received by the Servicer under a PMI Policy; and

(16)	any Seller Remittance Amount.

37.	Section 5.05 (Permitted Withdrawals from the Custodial Account) is hereby amended by adding new clauses (9) and (10) to read as follows:

(9)  to transfer funds to another Eligible Institution in accordance with Section 5.09 hereof; and

(10) to invest funds in certain Permitted Investments in accordance with Section 5.09 hereof.

38.
Section 5.08 (Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Insurance Policies; Collections Thereunder) is hereby amended by adding the following as the first paragraph thereof:

The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting escrow payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “PHH Mortgage Corporation in trust for HSBC Bank USA, National Association, as Trustee for the Lehman Mortgage Trust, Series 2006-6” The Escrow Accounts shall be established with either (i) an Eligible Institution or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an Eligible Institution in a manner that shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 3.06. The creation of any Escrow Account shall be evidenced by a letter agreement in the form of Exhibit G-2 hereto. A copy of such certification or letter agreement shall be furnished to the Master Servicer.

39.	Section 5.09 (Transfer of Accounts) is hereby amended in its entirety as follows:

Section 5.09 Transfer of Accounts.

The Servicer may transfer the Custodial Account or any Escrow Account to a different Eligible Institution from time to time; provided that in the event the Custodial Account or any Escrow Account is held in a depository institution or trust company that ceases to be an Eligible Institution, the Servicer shall transfer such Custodial Account or Escrow Account, as the case may be, to an Eligible Institution no later than 30 days after any such transfer is made in the form of Exhibit G-4 hereto. The Servicer shall give notice to the Master Servicer of any change in the location of the Custodial Account. The Servicer shall bear any expenses, losses or damages sustained by the Master Servicer or the Trustee if the Custodial Account and/or the Escrow Account are not demand deposit accounts.

Amounts on deposit in the Custodial Account may at the option of the Servicer be invested in Permitted Investments. Any such Permitted Investment shall mature no later than one day prior to the Remittance Date in each month; provided, however, that if such Permitted Investment is an obligation of an Eligible Institution (other than the Servicer) that maintains the Custodial Account, then such Permitted Investment may mature on the related Remittance Date. Any such Permitted Investment shall be made in the name of the Servicer in trust for the benefit of the Trustee. All income on or gain realized from any such Permitted Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account, by the Servicer out of its own funds immediately as realized. If, at any time, the amount on deposit in the Custodial Account exceeds the amount of the applicable FDIC insurance, such excess above the amount of the applicable FDIC insurance shall be invested in Permitted Investments.

Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Servicer be invested in Permitted Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the “Insured Amount”), the Servicer shall be obligated to invest the excess amount over the Insured Amount in Permitted Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account. Any such Permitted Investment shall mature no later than the Business Day immediately preceding the related Remittance Date. Any such Permitted Investment shall be made in the name of the Servicer in trust for the benefit of the Trustee. All income on or gain realized from any such Permitted Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account by the Servicer out of its own funds immediately as realized.

40.	Section 5.14 (Management of REO Properties) is hereby amended in its entirety as follows:

Section 5.14 Management of REO Properties.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee or its nominee in trust for the benefit of the Certificateholders, or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer (with a copy delivered to the Trustee) from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the Trustee.

The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Trustee and the Certificateholders.

If the Servicer hereafter becomes aware that a Mortgaged Property is an Environmental Problem Property, the Servicer will notify the Master Servicer of the existence of the Environmental Problem Property. Additionally, the Servicer shall set forth in such notice a description of such problem, a recommendation to the Master Servicer relating to the proposed action regarding the Environmental Problem Property, and the Servicer shall carry out the recommendation set forth in such notice unless otherwise directed by Master Servicer in writing within five (5) days after its receipt (or deemed receipt) of such notice in accordance with the terms and provisions of this Agreement. Notwithstanding the foregoing, the Servicer shall obtain the Master Servicer's written consent to any expenditures proposed to remediate Environmental Problem Properties or to defend any claims associated with Environmental Problem Properties if such expenses, in the aggregate, are expected to exceed $100,000. Failure to provide written notice of disapproval of the expenditure within five (5) days of receipt (or deemed receipt) of such request for prepaid expenditures shall be deemed an approval of such expenditure. If the Servicer has received reliable instructions to the effect that a Property is an Environmental Problem Property (e.g., Servicer obtains a broker's price opinion which reveals the potential for such problem), the Servicer will not accept a deed-in-lieu of foreclosure upon any such Property without first obtaining a preliminary environmental investigation for the Property satisfactory to the Master Servicer.

In the event that the Trust Fund acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC. If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within the period ending three months before the end of such third taxable year after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three-year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property’s fair market value, or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Trustee shall sign any document or take any other action reasonably requested by the Servicer which would enable the Servicer, on behalf of the Trust Fund, to request such grant of extension.

Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to this Section or Section 6.03.

The Servicer shall make advances of all funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 5.10, such advances to be reimbursed from the disposition or liquidation proceeds of the REO Property. The Servicer shall make monthly distributions on each Remittance Date to the Master Servicer of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 5.13 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

41.	Section 5.13 (Realization Upon Specially Serviced Mortgage Loans and REO Properties) and Section 5.15 (Sale of REO Properties) are hereby deleted.

42.	A new Section 5.19 (Real Estate Owned Reports) is hereby added to read as follows:

Section 5.19 Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 6.02, the Servicer shall furnish to the Master Servicer on or before the Remittance Date in each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and, if requested, the Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Master Servicer shall reasonably request.

43.	A new Section 5.19 (Safeguarding Customer Information) is hereby added to read as follows:

Section 5.20 Safeguarding Customer Information.

The Servicer has implemented and will maintain security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information published in final form on March 1, 2001, 66 Fed. Reg. 8616 and the rules promulgated thereunder, as amended from time to time (the “Guidelines”).

The Servicer shall promptly provide the Master Servicer and the Trustee information reasonably available to it regarding such security measures upon the reasonable request of the Master Servicer and the Trustee which information shall include, but not be limited to, any Statement on Auditing Standards (SAS) No. 70 report covering the Servicer’s operations, and any other audit reports, summaries of test results or equivalent measures taken by the Servicer with respect to its security measures to the extent reasonably necessary in order for the Owner to satisfy its obligations under the Guidelines.

44.	A new Section 5.21 (Compensating Interest) is hereby added to read as follows:

Section 5.21 Compensating Interest

The Servicer shall deposit in the Custodial Account on a daily basis, and retain therein with respect to each Principal Prepayment, the Prepayment Interest Shortfall Amount, if any, for the month of distribution. Such deposit shall be made from the Servicer’s own funds, without reimbursement therefor up to a maximum amount of the Servicing Fee actually received for such month for the Mortgage Loans.

45.	A new Section 5.22 (Indemnification with Respect to Certain Taxes and Loss of REMIC Status) is hereby added to read as follows:

Section 5.22 Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the Holder of the related Residual Certificate, the Master Servicer, the Trustee, and the Trust Fund against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Master Servicer, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate, the Trustee and the Trust Fund now or hereafter existing at law or in equity or otherwise. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

46.	Section 6.01 (Remittances) is hereby amended by replacing the word “Purchaser” with “Master Servicer” and by replacing paragraphs (1) and (2) of such section with the following:

(1) On each Remittance Date, the Servicer shall remit to the Master Servicer (a) all amounts credited to the Custodial Account as of the close of business on the last day of the related Due Period (including (1) the amount of any Principal Prepayment, together with interest thereon at the related Remittance Rate to the end of the month in which prepayment of the related Mortgage Loan occurs and (2) all proceeds of any REO Disposition net of amounts payable to the Servicer pursuant to Section 5.14), net of charges against or withdrawals from the Custodial Account in accordance with Section 5.05, which charges against or withdrawals from the Custodial Account the Servicer shall make solely on such Remittance Date, plus (b) the Seller Remittance Amount, plus (c) all Monthly Advances, if any, which the Servicer is obligated to remit pursuant to Section 6.03; provided that the Servicer shall not be required to remit, until the next following Remittance Date, any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the related Due Period.

(2) All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

JPMorgan Chase Bank, National Association
New York, New York
ABA# 021-000-021
Account Name: Aurora Loan Services LLC
Master Servicer Payment Clearance Account
Account No. 066-611059
Beneficiary: Aurora Loan Services LLC
For further credit to: LMT Series 2006-6

47.	Section 6.02 (Reporting) is hereby amended by replacing the word “Purchaser” with “Master Servicer” and by replacing the first paragraph of such section with the following:

Not later than the tenth (10th) calendar day (or if such tenth calendar day is not a Business Day, the immediately preceding Business Day), the Servicer shall furnish to the Master Servicer (i) (a) monthly loan data in the format set forth in Exhibit H-1 hereto, (b) default loan data in the format set forth in Exhibit H-2 hereto and (c) information regarding realized losses and gains in the format set forth in Exhibit H-3 hereto (or in such other formats and contents mutually agreed between the Servicer and the Master Servicer), in each case relating to the period ending on the last day of the preceding calendar month, (ii) all such information required pursuant to clause (i)(a) above on a magnetic tape or other similar media reasonably acceptable to both the Servicer and the Master Servicer and (iii) all supporting documentation with respect to the information required pursuant to clause (i)(c) above. The format of this monthly reporting may be amended from time to time to the extent necessary to comply with applicable law.

The Servicer shall promptly notify the Securities Administrator, the Master Servicer and the Depositor (i) of any legal proceedings pending against the Servicer of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Servicer shall become (but only to the extent not previously disclosed to the Master Servicer and the Depositor) at any time an affiliate of any of the parties listed on Exhibit G-3 to this Agreement.

If so requested by the Securities Administrator, the Master Servicer or the Depositor on any date following the date on which information was first provided to the Securities Administrator, the Master Servicer and the Depositor pursuant to the preceding sentence, the Servicer shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in Section 3.06 or, if such a representation and warranty is not accurate as of the date of such request, provide reasonable adequate disclosure of the pertinent facts, in writing, to the requesting party.

The Servicer shall provide to the Securities Administrator, the Master Servicer and the Depositor prompt notice of the occurrence of any of the following: any event of default under the terms of this Agreement, any merger, consolidation or sale of substantially all of the assets of the Servicer, the Servicer's engagement of any Subservicer, Subcontractor or vendor to perform or assist in the performance of any of the Servicer's obligations under this Agreement, any material litigation involving the Servicer, and any affiliation or other significant relationship between the Servicer and other transaction parties.

Not later than the tenth calendar day of each month (or if such calendar day is not a Business Day, the immediately preceding Business Day), the Servicer shall provide to the Securities Administrator, the Master Servicer and the Depositor notice of the occurrence of any material modifications, extensions or waivers of terms, fees, penalties or payments relating to the Mortgage Loans during the related Due Period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB) along with all information, data, and materials related thereto as may be required to be included in the related Distribution Report on Form 10-D.

48.	Section 6.03 (Monthly Advances by Servicer) is hereby amended by adding the following new sentence immediately following the second sentence of such subsection (1) :

Any Prepaid Monthly Payments so used to make Monthly Advances shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Trust Fund required to be made on such Remittance Date.

49.
Section 6.06 is hereby amended by (i) replacing the words “the Purchaser and any Depositor” with “the Trust Fund, the Depositor, the Trustee, the Securities Administrator and the Master Servicer” in each instance; (ii) replacing the words “the Purchaser and such Depositor” with “the Trust Fund, the Depositor, the Trustee, the Securities Administrator and the Master Servicer” in each instance; (iii) replacing the words “the Purchaser and the Depositor” with “the Trust Fund, the Depositor, the Trustee, the Securities Administrator and the Master Servicer” in each instance; (iv) replacing the words “the Purchaser or Depositor” with “the Trust Fund, the Depositor, the Trustee, the Securities Administrator and the Master Servicer” in each instance; and (v) replacing the words “as reasonably identified by the Purchaser” with “as reasonably identified by the Trust Fund, the Depositor, the Trustee, the Securities Administrator and the Master Servicer” in each instance.

50.	Section 6.06(i)(D) is hereby replaced in its entirety with the following:

(D) a description of any affiliation or relationship between a Seller or the Servicer, each Third-Party Originator or each Subservicer, as applicable, and any of the parties listed on Exhibit G-3 hereto.

51.	References to “Servicing Fee” in Section 7.03 (Servicing Compensation) are hereby replaced with references to “PHH Servicing Fee.”

52.
Section 7.04(2) is hereby amended by (i) replacing the words “the Purchaser and any Depositor” with “the Trust Fund, the Depositor, the Trustee, the Securities Administrator and the Master Servicer”; and (ii) replacing the words “the Purchaser and such Depositor” with “the Trust Fund, the Depositor, the Trustee, the Securities Administrator and the Master Servicer”.

53.	Section 7.05(1) is hereby deleted in its entirety.

54.
Section 7.05(2) is hereby amended by (i) replacing the words “the Purchaser and any Depositor” with “the Trust Fund, the Depositor, the Trustee, the Securities Administrator and the Master Servicer” in each instance; and (ii) replacing the words “the Purchaser and such Depositor” with “the Trust Fund, the Depositor, the Trustee, the Securities Administrator and the Master Servicer” in each instance.

55.	Section 7.05(2)(1)(A) is hereby amended by replacing the second sentence of such Section with the following:

Such report shall be addressed to the Trust Fund, the Depositor, the Trustee, the Securities Administrator and the Master Servicer and signed by an authorized officer of the Servicer, and shall address each of the Servicing Criteria specified on Exhibit I hereto.

56.	Section 7.05(2)(1)(D) is hereby amended by changing the reference “Exhibit A” to “Exhibit 11-2.”

57.	Section 7.06 (Purchaser’s Right to Examine Servicer Records) is hereby amended by replacing the word “Purchaser” with “Master Servicer”.

58.
Section 7.08 is hereby amended by (i) replacing the words “the Purchaser or any Depositor” with “the Trust Fund, the Depositor, the Trustee, the Securities Administrator and the Master Servicer” in each instance; (ii) replacing the words “the Purchaser and any Depositor” with “the Trust Fund, the Depositor, the Trustee, the Securities Administrator and the Master Servicer”; (iii) replacing the words “(or any designee of the Depositor, such as a master servicer or administrator)” with “(or any designee of such party)” in each instance; and (iv) replacing the words “the Purchaser and such Depositor” with “the Trust Fund, the Depositor, the Trustee, the Securities Administrator and the Master Servicer” in each instance.

59.	A new Section 8.02 (Reporting Requirements of the Commission and Indemnification) is hereby added to read as follows:

Section 8.02 Reporting Requirements of the Commission and Indemnification.

Notwithstanding any other provision of this Agreement, the Servicer acknowledges and agrees that the purpose of Sections 6.02 and 7.05 of this Agreement is to facilitate compliance by the Trustee, the Securities Administrator, the Master Servicer and the Depositor with the provisions of Regulation AB. Therefore, the Servicer agrees that (a) the obligations of the Servicer hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) such obligations may change over time due to interpretive advice or guidance of the Commission, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the Servicer shall agree to enter into such amendments to this Agreement as may be necessary, in the judgment of the Depositor, the Master Servicer and their respective counsel, to comply with such interpretive advice or guidance, convention, consensus, advice of counsel, or otherwise, (d) the Servicer shall otherwise comply with requests made by the Trustee, the Securities Administrator, the Master Servicer or the Depositor for delivery of additional or different information as all parties may determine in good faith is necessary to comply with the provisions of Regulation AB and (e) the Servicer shall (i) agree to such modifications and enter into such amendments to this Agreement as may be necessary, in the judgment of the Depositor, the Master Servicer and their respective counsel, to comply with any such clarification, interpretive guidance, convention or consensus and (ii) promptly upon request provide to the Depositor for inclusion in any periodic report required to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such items of information regarding this Agreement and matters related to the Servicer, (collectively, the “Servicer Information”), provided that such information shall be required to be provided by the Servicer only to the extent that such shall be determined by the Depositor in its sole discretion and its counsel to be necessary or advisable to comply with any Commission and industry guidance and convention.

The Servicer hereby agrees to indemnify and hold harmless the Depositor, its respective officers and directors and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Act”), or Section 20 of the Exchange Act, from and against any and all losses, claims, expenses, damages or liabilities to which the Depositor, its respective officers or directors and any such controlling person may become subject under the Act or otherwise, as and when such losses, claims, expenses, damages or liabilities are incurred, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Servicer Information or arise out of, or are based upon, the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Depositor, its respective officers and directors and any such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such loss, claim, expense, damage, liability or action, as and when incurred; provided, however, that the Servicer shall be liable only insofar as such untrue statement or alleged untrue statement or omission or alleged omission relates solely to the information in the Servicer Information furnished to the Depositor by or on behalf of the Servicer specifically in connection with this Agreement.

60.
Section 9.01 (Indemnification; Third Party Claims) is hereby amended by (i) changing the word “Purchaser” to “Master Servicer, the Depositor, the Trustee and the Trust Fund” in each instance; and (ii) changing the word “its” in the first line to “their”.

61.	Section 9.01(2)(C) is hereby amended by replacing the words “the Purchaser, any Depositor” with “the Trust Fund, the Depositor, the Trustee, the Securities Administrator or the Master Servicer”.

62.	Section 9.02 (Merger or Consolidation of the Seller) is hereby amended by changing the word “Purchaser” to “Trustee” where it appears in the proviso to the second paragraph thereof.

63.	Section 9.04 (Servicer Not to Resign) is hereby amended in its entirety to read as follows:

The Servicer shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof (to other than a third party in the case of outsourcing routine tasks such as taxes, insurance and property inspection, in which case the Servicer shall be fully liable for such tasks as if the Servicer performed them itself) or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Trustee and the Master Servicer, which consent shall be granted or withheld in the reasonable discretion of such parties, provided, however, that the Servicer may assign its rights and obligations hereunder without prior written consent of the Trustee and the Master Servicer to any entity that is directly owned or controlled by the Servicer, and the Servicer guarantees the performance of such entity hereunder. In the event of such assignment by the Servicer, the Servicer shall provide the Trustee and the Master Servicer with a written statement guaranteeing the successor entity's performance of the Servicer's obligations under the Agreement.

64.	Section 10.01 (Events of Default) is hereby amended as follows:

(i) by changing the words “3 Business Days” in Section 10.01(1) to “1 Business Day” and deleting the remainder of Section 10.01(1);

(ii) by amending subclause (7) as follows:

(7) PHH Mortgage at any time is neither FNMA or FHLMC approved servicer, and the Master Servicer has not terminated the rights and obligations of PHH Mortgage under this Agreement and replaced PHH Mortgage with a FNMA or FHLMC approved servicer within 30 days of the absence of such approval;

(iii) by replacing the words “Purchaser or Depositor” with “the Trust Fund, the Depositor, the Trustee, the Securities Administrator or the Master Servicer” in each instance.

(iv) by replacing the words “Purchaser or any Depositor” with “the Trust Fund, the Depositor, the Trustee, the Securities Administrator or the Master Servicer” in each instance.

(v) by replacing the words “Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor” with “the Trust Fund, the Depositor, the Trustee, the Securities Administrator or the Master Servicer (including any of its assignees or designees)”.

65.	The parties hereto acknowledge that the remedies set forth in Section 10.01 may be exercised by either the Master Servicer or the Trustee on behalf of the Trust Fund.

66.	Section 11.01 (Term and Termination) is hereby amended by changing the references to “Purchaser” in the second and third paragraph of such section to “Master Servicer.”

67.	Section 11.02 (Termination without Cause) is hereby deleted in its entirety.

68.	Section 12.01 (Successor to the Servicer) is hereby amended in its entirety to read as follows:

Simultaneously with the termination of the Servicer’s responsibilities and duties under this Agreement (a) pursuant to Sections 9.04, 10.01 or 11.01, the Master Servicer shall, in accordance with the provisions of the Trust Agreement (i) succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor meeting the eligibility requirements of this Agreement set forth in Section 9.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement with the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement. Any successor to the Servicer that is not at that time a Servicer of other Mortgage Loans for the Trust Fund shall be subject to the approval of the Master Servicer, the Seller, the Trustee and each Rating Agency (as such term is defined in the Trust Agreement). Unless the successor servicer is at that time a servicer of other mortgage loans for the Trust Fund, each Rating Agency must deliver to the Trustee a letter to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. In connection with such appointment and assumption, the Master Servicer or the Depositor, as applicable, may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Section 3.02 and the remedies available to the Trustee under Sections 3.04 and 9.01, it being understood and agreed that the provisions of such Sections 3.02, 3.04 and 9.01 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The Servicer shall cooperate with the Trustee and the Master Servicer, as applicable, and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or any Escrow Account or thereafter received with respect to the Mortgage Loans.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Trustee, the Servicer and the Master Servicer an instrument (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.02 and (ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Section 12.01 shall not affect any claims that the Master Servicer or the Trustee may have against the Servicer arising out of the Servicer’s actions or failure to act prior to any such termination or resignation.

The Servicer shall deliver within ten (10) Business Days to the successor Servicer the funds in the Custodial Account and Escrow Account and all Mortgage Loan Documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

Upon a successor’s acceptance of appointment as such, the Servicer shall notify the Trustee and Master Servicer of such appointment in accordance with the notice procedures set forth herein.

69.
Section 12.12 is hereby amended by (i) replacing the words “the Purchaser and any Depositor” with “the Trust Fund, the Depositor, the Trustee, the Securities Administrator and the Master Servicer” in each instance; (ii) replacing the words “Neither the Purchaser nor any Depositor” with “None of the Trust Fund, the Depositor, the Trustee, the Securities Administrator and the Master Servicer”; (iii) by replacing the words “the Purchaser or any Depositor” with the “Trust Fund, the Depositor, the Trustee, the Securities Administrator or the Master Servicer” in each instance; (iv) replacing the words “the Purchaser (including any of its assignees or designees) and any Depositor” with the “Trust Fund, the Depositor, the Trustee, the Securities Administrator or the Master Servicer (including any of its assignees or designees)”; and (v) replacing the words “the Purchaser or such Depositor” with “the Trust Fund, the Depositor, the Trustee, the Securities Administrator or the Master Servicer”.

70.	A new Section 12.14 (Intended Third Party Beneficiaries) is hereby added to read as follows:

Section 12.14 Intended Third Party Beneficiaries.

Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Trustee, the Master Servicer, the Depositor and the Trust Fund receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the Trustee, the Master Servicer, the Depositor and the Trust Fund as if they were parties to this Agreement, and the Trustee, the Master Servicer, the Depositor and the Trust Fund shall have the same rights and remedies to enforce the provisions of this Agreement as if they were parties to this Agreement. The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement. Notwithstanding the foregoing, all rights and obligations of the Trustee, the Master Servicer, the Depositor and the Trust Fund hereunder (other than the right to indemnification) shall terminate upon termination of the Trust Agreement and of the Trust Fund pursuant to the Trust Agreement.

71.	A new Section 12.15 (Request for Release) is hereby added to read as follows:

Section 12.15 Request for Release. When requesting a release of documents from the Custodian, the Servicer shall use the form attached hereto as Exhibit E.

EXHIBIT B

Sale and Servicing Agreement

B-1

EXHIBIT C

Assignment and Assumption Agreement

C-1

Exhibit D

Mortgage Loan Schedule

[To be retained in a separate closing binder entitled
“LMT 2006-6 Mortgage Loan Schedules” at McKee Nelson LLP]

D-1

EXHIBIT E

REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

[Date]

[Custodian]
[Address]
Attention: [                                          ]

In connection with the administration of the mortgages held by you as Custodian under a certain Custodial Agreement dated as of September 1, 2006, between HSBC Bank USA, National Association, as Trustee, and you, as Custodian (the "Custodial Agreement"), the undersigned Servicer hereby requests a release of the Mortgage File held by you as Custodian with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:

Address:

Loan No.:

Reason for requesting file:

___ 1. Mortgage Loan paid in full. (The Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Collection Account or the Certificate Account (whichever is applicable) pursuant to the Trust Agreement.)

___ 2. Mortgage Loan being foreclosed.

___ 3. Mortgage Loan repurchased. (The Servicer hereby certifies that the Purchase Price has been credited to the Collection Account or the Certificate Account (whichever is applicable) pursuant to the Trust Agreement.)

___ 4. Other. (Describe.)

The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Trust Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased (in which case the Mortgage File will be retained by us permanently).

E-1

Capitalized terms used herein shall have the meanings ascribed to them in the Custodial Agreement.

PHH MORTGAGE CORPORATION

By:
Name: Title: Servicing Officer

E-2

EXHIBIT F

FANNIE MAE GUIDE NO. 95-19

Reference

•	Selling This announcement amends the guide(s) indicated.
•	Servicing Please keep it for reference until we issue a formal change.

Subject    “Full-File” Reporting to Credit Repositories

Part IV, Section 107, of the servicing Guide currently requires servicers to report only 90-day delinquencies to the four major credit repositories. To ensure that the repositories have up-to-date information for both servicing and origination activity, we have decided to begin requiring -- as of the month ending March 31, 1996 -- servicers to provide the credit repositories a “full-file” status report for the mortgages they service for us.

“Full-file” reporting requires that servicers submit a monthly report to each of the credit repositories to describe the exact status for each mortgage they service for us. The status reported generally should be the one in effect as of the last business day of each month. Servicers may, however, use a slightly later cut-off date -- for example, at the and of the first week of a month -- to assure that payment corrections, returned checks, and other adjustments related to the previous month’s activity can be appropriately reflected in their report for that month. Statuses that must be reported for any given mortgage include the following: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, and charged-off. (The credit repositories will provide the applicable codes for reporting these statuses to them.) A listing of each of the major repositories to which “full-file” status reports must be sent is attached.

Servicers are responsible for the complete and accurate reporting of mortgage status information to the repositories and for resolving any disputes that arise about the information they report. Servicers must respond promptly to any inquiries from borrowers regarding specific mortgage status information about them that was reported to the credit repositories.

Servicers should contact their Customer Account Team in their lead Fannie Mae regional office if they have any questions about this expanded reporting requirement.

Robert J. Engeletad
Senior Vice President - Mortgage and Lender Standards

11/20/95

F-1

FANNIE MAE GUIDE 95-19

ATTACHMENT 1

ANNOUNCEMENT

Major Credit Repositories

A "full-file" status report for each mortgage serviced for Fannie Mae must be sent to the following repositories each month (beginning with the month ending March 31, 1996):

Company	Telephone Number

Consumer Credit Associates, Inc. 950 Threadneedle Street, Suite 200 Houston, Texas 77079-2903	Call (713) 595-1190, either extension 150, 101, or 112, for all inquiries.

Equifax
Members that have an account number may call their local sales representative for all inquiries; lenders that need to set up an account should call (800) 685-5000 and select the customer assistance option.

TRW Information Systems & Services 601 TRW Parkway Allen, Texas 75002	Call (800) 831-5614 for all inquiries, current members should select option 3; lenders that need to set up an account should select Option 4.

Trans Union Corporation 555 West Adams Chicago, Illinois 60661	Call (312) 258-1818 to get the name of the local bureau to contact about setting up an account or obtaining other information.

11/20/95

F-2

EXHIBIT G-1

CUSTODIAL ACCOUNT LETTER AGREEMENT

______________ __, ____

To: ____________________
   ____________________
       ____________________
              (the “Depository”)

As Servicer under the Reconstituted Servicing Agreement, dated as of September 1, 2006 (the “Agreement”), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 5.04 of the Agreement, to be designated as “PHH Mortgage Corporation, in trust for HSBC Bank USA, National Association, as Trustee for Lehman Mortgage Trust, Series 2006-6.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

PHH MORTGAGE CORPORATION Servicer

By:
Name: Title:

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

Depository

By:
Name: Title:

G-1-1

EXHIBIT G-2

ESCROW ACCOUNT LETTER AGREEMENT

______________ ___, ____

To: _______________________
       _______________________
       _______________________
(the “Depository”)

As Servicer under the Reconstituted Servicing Agreement, dated as of September 1, 2006 (the “Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 5.06 of the Agreement, to be designated as “PHH Mortgage Corporation, in trust for HSBC Bank USA, National Association, as Trustee for Lehman Mortgage Trust, Series 2006-6.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

PHH MORTGAGE CORPORATION Servicer

By:
Name: Title: Date:

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

Depository

By:
Name: Title:

G-2-1

EXHIBIT G-3

TRANSACTION PARTIES

Trustee:  HSBC Bank USA, National Association

Securities Administrator: Wells Fargo Bank, N.A.

Master Servicer:  Aurora Loan Services, LLC

Credit Risk Manager: N/A

PMI Insurer(s): N/A

Interest Rate Swap Counterparty: N/A

Interest Rate Cap Counterparty: Lehman Brothers Special Financing Inc.

Servicer(s):  Aurora Loan Services LLC, IndyMac Bank, F.S.B., National City Mortgage Co. and PHH Mortgage Corporation

Originator(s): Lehman Brothers Bank, F.S.B., IndyMac Bank, F.S.B., National City Mortgage Co., PHH Mortgage Corporation, First National Bank of Nevada, Greenpoint Mortgage Funding, Inc. and Pinnacle Financial Corporation

Custodian(s): U.S. Bank, National Association, LaSalle Bank National Association and Deutsche Bank National Trust Company.

Seller:  Lehman Brothers Holdings, Inc.

G-3-1

EXHIBIT G-4

CUSTODIAL ACCOUNT CERTIFICATION NOTICE

September __, 2006

To:

Aurora Loan Services LLC
10350 Park Meadows Drive
Littleton, Colorado 80124
Attention: Jim Greene (LMT 2006-6)

As Servicer under the Reconstituted Servicing Agreement, dated as of September 1, 2006 among PHH Mortgage Corporation, as Servicer, Lehman Brothers Holdings Inc., as Seller and you, as Master Servicer (the “Agreement”), we hereby certify to you that we have established an account at [insert name of financial institution], as a Custodial Account pursuant to the Agreement, to be designated as “[____________], in trust for HSBC Bank USA, National Association, as Trustee for Lehman Mortgage Trust Mortgage Pass Through Certificates Series 2006-6.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer.

PHH MORTGAGE CORPORATION

By:
Name: Title:

G-4-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

Depository

By:
Name: Title: Date:

G-4-2

EXHIBIT H-1

FORM OF MONTHLY REMITTANCE ADVICE

FIELD NAME	DESCRIPTION	FORMAT
INVNUM	INVESTOR LOAN NUMBER	Number no decimals
SERVNUM	SERVICER LOAN NUMBER, REQUIRED	Number no decimals
BEGSCHEDBAL	BEGINNING SCHEDULED BALANCE FOR SCHED/SCHED	Number two decimals
BEGINNING TRAIL BALANCE FOR ACTUAL/ACTUAL, REQUIRED
SCHEDPRIN	SCHEDULED PRINCIPAL AMOUNT FOR SCHEDULED/SCHEDULED	Number two decimals
ACTUAL PRINCIPAL COLLECTED FOR ACTUAL/ACTUAL,
REQUIRED, .00 IF NO COLLECTIONS
CURT1	CURTAILMENT 1 AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
CURT1DATE	CURTAILMENT 1 DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
CURT1ADJ	CURTAILMENT 1 ADJUSTMENT, .00 IF NOT APPLICABLE	Number two decimals
CURT2	CURTAILMENT 2 AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
CURT2DATE	CURTAILMENT 2 DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
CURT2ADJ	CURTAILMENT 2 ADJUSTMENT, .00 IF NOT APPLICABLE	Number two decimals
LIQPRIN	PAYOFF, LIQUIDATION PRINCIPAL, .00 IF NOT APPLICABLE	Number two decimals
OTHPRIN	OTHER PRINCIPAL, .00 IF NOT APPLICABLE	Number two decimals
PRINREMIT	TOTAL PRINCIPAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
INTREMIT	NET INTEREST REMIT, INCLUDE PAYOFF INTEREST,	Number two decimals
.00 IF NOT APPLICABLE
TOTREMIT	TOTAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
ENDSCHEDBAL	ENDING SCHEDULED BALANCE FOR SCHEDULED/SCHEDULED	Number two decimals
ENDING TRIAL BALANCE FOR ACTUAL/ACTUAL
.00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF
ENDACTBAL	ENDING TRIAL BALANCE	Number two decimals
.00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF
ENDDUEDATE	ENDING ACTUAL DUE DATE, NOT LAST PAID INSTALLMENT	DD-MMM-YY
ACTCODE	60 IF PAIDOFF, BLANK IF NOT APPLICABLE	Number no decimals
ACTDATE	ACTUAL PAYOFF DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
INTRATE	INTEREST RATE, REQUIRED	Number seven decimals
Example .0700000 for 7.00%
SFRATE	SERVICE FEE RATE, REQUIRED	Number seven decimals
Example .0025000 for .25%
PTRATE	PASS THRU RATE, REQUIRED	Number seven decimals
PIPMT	P&I CONSTANT, REQUIRED	Example .0675000 for 6.75%
	.00 IF PAIDOFF	Number two decimals

H-1-1

EXHIBIT H-2

STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT

FIELD NAME	DESCRIPTION

% of MI Coverage	% of MI Coverage
Actual MI Claim Filed Date	The date the Claim to the MI Company was filed
Actual Bankruptcy Start Date (filing date)	Actual Bankruptcy Start Date (filing date)
Actual Claim Amount Filed	The amount claimed to the MI company on the MI claim
Actual Discharge Date	Date Bankruptcy was Discharged
Actual Due Date	Next Payment Due Date
Actual Eviction Complete Date	Actual Eviction Complete Date
Actual Eviction Start Date	Actual Eviction Start Date
Actual First Legal Date	Actual First Legal Date
Actual Notice of Intent Date (breach letter date)	Actual Notice of Intent Date (breach letter date)
Actual Payment Plan End Date	The date the Last Pre-petition payment is due from the Trustee in a chapter 13 BK
Actual Payment Plan Start Date	The date the First Pre-petition payment is due from the Trustee in a chapter 13 BK
Actual Redemption End Date	Actual Redemption End Date
Actual REO Start Date	The date the account was received by the REO Department
Appraisal, BPO Costs	Total expenses incurred for the purpose of BPO's or Appraisals.
Bankruptcy Chapter	Bankruptcy Chapter 7,11,13
BK Atty Fees & Costs	BK Atty Fees & Costs
BK Flag (Man Code)	A code that identifies the account as an active Bankruptcy.
Bnk Case # (7 digit only)	Bnk Case # (7 digit only)
City	City
Claim Amount Paid	MI Claim Amount
Claim Funds Received Date	The date the MI Claim funds were received from the MI Company
Confirmation Hearing Date	Confirmation Hearing Date
Current Interest Rate	Current Interest Rate
Current Loan Amount	Unpaid Principal Balance
Current P&I Payment Amount	Current P&I Payment Amount
Date Bid Instructions Sent	Date Bid Instructions Sent to Attorney
Date F/C Sale Scheduled	The date the Foreclosure sale is scheduled to occur.
Date Filed Relief/Dismissal	The date the motion for Relief or Dismissal was filed with the BK Court
Date Loan Reinstated	Date Loan Reinstated
Date POC Filed	Date proof of claim filed

H-2-1

Date Relief/Dismissal Granted	The date the BK court granted the motion for Relief or Dismissal
Date REO Offer Accepted	Date REO Offer Accepted
Date REO Offer Received	Date REO Offer Received
Deal Identifier by Loan	Security Name/Cross reference Investor ID (Servicer to Cross reference)
Delinquency Status (Man Code)	30, 60, 90, BK, FC, REO, Claims or a code that can be decoded to determine the current status of the account.
Loss Mit Denial Date	Loss Mit Denial Date
Eviction Atty Fees & Costs	Eviction Atty Fees & Costs
F/B 1st Due (if applicable)	F/B 1st Due (if applicable)
F/B Last Due (if applicable)	F/B Last Due (if applicable)
FC Atty Fees & Costs	FC Atty Fees & Costs
FC Flag	A code that identifies the account as an active Foreclosure.
FC Start Date (referral date)	FC Start Date (referral date)
FC Suspended Date	FC Suspended Date
FC Valuation Amount	The value of the property as determined for the purpose of foreclosure.
FC Valuation Date	The date the property value was determined for the purpose of foreclosure.
FC Valuation Source	The type of valuation that was used to determine the Fc Valuation amount.
FHA 27011A Transmitted Date	FHA 27011A Transmitted Date
FHA 27011B Transmitted Date	FHA 27011B Transmitted Date
FHA Case #	FHA Case #
FHA Part A Funds Received Date	FHA Part A Funds Received Date
First Payment Date	First Payment Date
Foreclosure Actual Sale Date	Date F/C Sale Held
VA Guarantee %	VA Guarantee %
Interest Advances	Interest Advances
Investor Loan Number	Investor Loan Number
INVESTOR/SECURITY BILLING SENT DATE	Date claim submitted to investor
Liquidation Status	Type of PIF, S/S, 3rd Party etc.
VA Loan Guarantee Certificate Number	VA Loan Guarantee Certificate Number
Loan Number	Servicer Loan Number
Loan Term	Loan Term
Loan Type	Loan Type
Loss Mit Approval Date	Loss Mit Approval Date
Loss Mit Flag (Man Code)	A code that identifies the account as an active Loss Mit account.
Loss Mit Removal Date	The date the Loss Mit Department determined that Loss Mit Options were no longer a viable option.
Loss Mit Start Date	Loss Mit Set-up Date
Loss Mit Type	S/S, Forbearance, Repay, Mod, etc.
Loss Mit Workstation Status	Completed, Removed, Active

H-2-2

MI Certificate Number	MI Certificate Number
MI Cost	Price percentage, lender paid only
MI Coverage Y/N	MI Coverage Y/N
Monthly MIP Cost	The monthly fee paid to HUD to maintain coverage on the account.
Next Payment Adjustment Date	Next Payment Adjustment Date
Next Rate Adjustment Date	Next Rate Adjustment Date
Occupancy Status	Occupancy Status
Occupancy Status Date	The date the occupancy status reported was determined.
Original Loan Amount	Original Loan Amount
Original Value Amount	The value of the property as determined at the origination of the account.
Origination Date	The date the closing occurred to originate the loan.
ORIGINATION VALUE DATE	The date the original Value Amount was determined.
ORIGINATION VALUE SOURCE	The type of valuation that was used to determine the Original Value amount.
Other Advance Expenses	Total Advances minus all other/detail and total Ownership Code

Paid in Full Date	Date loan liquidated from system UPB removed
Paid Off Code
Part B Funds Received Date	FHA/VA Only
Partial Prepayment Amount Collected
Post Petition Due Date
Prepayment Expiration Date	Term
Prepayment Flag
Prepayment Premium Collected
Prepayment Waived
Product Type
Property Condition
PROPERTY PRESERVATION FEES
Property Type
Realized Gain or Loss
Reason for Default
Reason Suspended
Relief/Dismissal Hearing Date
REO Repaired Value
REO Value(As-is)
REO Actual Closing Date
REO Flag (Man Code)
REO List Date
REO List Price
REO Net Sales proceeds
REO Sales Price
REO Scheduled Close Date

H-2-3

REO Value Date
REO VALUE SOURCE
Repay First Due Date
Repay Last Due Date
Repay Next Due Date
Repay Plan Broken Date
Repay Plan Created Date
SBO LOAN NUMBER
Scheduled Balance
Scheduled Due Date
Servicing Fee
State
Street Address
T&I Advances
Title Approval Letter Received Date
Title Package to HUD Date
Title Package to VA Date
VA Claim Funds Received Date
VA Claim Submitted Date
VA FIRST FUNDS RECEIVED AMOUNT
VA FIRST FUNDS RECEIVED DATE
VA NOE Submitted Date
ZIP CODE
FNMA ACTION CODE
FNMA DELINQUENCY REASON CODE

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EXHIBIT H-3

FORM OF LOAN LOSS REPORT

Final Report Field Heading	Definition	Format
Servicer Cut Off Date	Reporting cycle cut off date	DATE(MM/DD/YYYY)
Servicer Loan Number	Individual number that uniquely identifies loan as defined by servicer.	VARCHAR2(15)
Investor Loan Number	Individual number that uniquely identifies loan as defined by Aurora Master Servicing.	NUMBER(9)
Servicer Customer Number	Unique number assigned to each servicer	NUMBER(3)
Investor ID	Unique number assigned to a group of loans in the servicing system.	NUMBER (10,2)
Resolution Type	Description of the process to resolve the delinquency. Ex. Foreclosure, Short Sale, Third Party Sale, Deed In Lieu, etc.	VARCHAR2(15)
Resolution Date	Date the process described in Resolution Type was completed.	DATE(MM/DD/YYYY)
Liquidation Date	Date the loan was liquidated on the servicers servicing system.	DATE(MM/DD/YYYY)
REO Sale Date	Actual date that the sale of the REO property closed escrow.	DATE(MM/DD/YYYY)
Title Date	Date clear title was recorded.	DATE(MM/DD/YYYY)
MI Percent	Percent of coverage provided by the PMI company in the event of loss on a defaulted loan.	NUMBER(6,5)
First Legal Date	Actual date that foreclosure counsel filed the first legal action as defined by state statute.	DATE(MM/DD/YYYY)
Bankruptcy 1 Filing Date	Actual date the bankruptcy petition is filed with the court.	DATE(MM/DD/YYYY)
Bankruptcy 1 Relief Date	Actual date the Discharge, Dismissal or Relief Order is entered in the bankruptcy docket.	DATE(MM/DD/YYYY)
Bankruptcy 2 Filing Date	Actual date the bankruptcy petition is filed with the court.	DATE(MM/DD/YYYY)
Bankruptcy 2 Relief Date	Actual date the Discharge, Dismissal or Relief Order is entered in the bankruptcy docket.	DATE(MM/DD/YYYY)

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Foreclosure Fees	Amount paid to the Foreclosure Attorney for performing his service.	NUMBER(10,2)
Foreclosure Costs	Amount incurred as part of the foreclosure process.	NUMBER(10,2)
Bankruptcy Costs	Amount incurred related to a bankruptcy filing involving the borrower or subject property.	NUMBER(10,2)
Eviction Costs	Amount incurred related to the eviction process.	NUMBER(10,2)
Appraisal Costs	Amount incurred to acquire a value for the subject property.	NUMBER(10,2)
Preservation Costs	Amount incurred to preserve and secure the property.	NUMBER(10,2)
Utility Costs	Amount incurred for utilities at the property.	NUMBER(10,2)
HOA Costs	Amount paid to the Home Owners Association to maintain the property dues.	NUMBER(10,2)
Other Costs	Amount of Miscellaneous Expenses incurred during the default process.	NUMBER(10,2)
Interest on Advances	Interest paid by HUD/VA or MI on the amounts advanced related to the liquidation of the property.	NUMBER(10,2)
Hazard Refunds	Amount of refunds of Hazard Premiums paid.	NUMBER(10,2)
Real Estate Taxes	Amount of any taxes paid during the default process.	NUMBER(10,2)
Hazard Premiums	Amount paid for Hazard Insurance on the property held as collateral for the mortgage.	NUMBER(10,2)
MI Premiums	Amount paid for Mortgage Insurance related to the mortgage loan.	NUMBER(10,2)
Other Escrow	Miscellaneous Expenses incurred from the escrow account during the default process.	NUMBER(10,2)
Sales Proceeds	Funds received in connection with the sale of the property held as collateral for the mortgage loan (Positive Number).	NUMBER(10,2)
Initial Claim Proceeds	Funds received in connection with the conveyance of the property to the insuring agency (Positive Number).	NUMBER(10,2)
Final Claim Proceeds	Claim funds received from the insuring agency (HUD/VA).	NUMBER(10,2)

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Other Proceeds	Miscellaneous funds received in connection with the property held as collateral for the mortgage loan (Positive Number).	NUMBER(10,2)
Escrow Balance	Any positive balance remaining in the escrow account.	NUMBER(10,2)
Replacement Reserve Bal	Amount of funds held in the Replacement Reserve account (Positive Number).	NUMBER(10,2)
Restricted Escrow Bal	Amount of funds held in the Restricted Escrow account.	NUMBER(10,2)
Suspense Balance	Amount of funds held in the Suspense account (Positive Number).	NUMBER(10,2)
Servicer Retained Loss
The total amount of the Gross Final Actual (Loss)/Gain the servicer will take, due to Interest/Expense Curtailments by HUD/VA (This would include Advances not claimed to HUD/VA or MI due to servicer error) (Positive Number).
NUMBER(10,2)

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EXHIBIT I

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The Servicer shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”, as identified by a mark in the column titled “Applicable Servicing Criteria”.

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X

Cash Collection and Administration

1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X

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Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

Investor Remittances and Reporting

1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Regulation AB Servicer.
X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Regulation AB Servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X

1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Regulation AB Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X

1122(d)(4)(v)	The Regulation AB Servicer’s records regarding the mortgage loans agree with the Regulation AB Servicer’s records with respect to an obligor’s unpaid principal balance.	X

1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X

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Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

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